STOCK PURCHACE AGREEMENT

                                  BY AND AMONG

                             RATEXCHANGE CORPORATION

                                       AND

                            INSTREAM SECURITIES, INC
                       f.n.a. SPIDER SECURITIES, INC. AND

                   INDEPENDENT ADVANTAGE FINANCIAL & INSURANCE
                                 SERVICES, INC.

                                December 7, 2001

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                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT, dated as of December 7, 2001, is by and among RateXchange Corporation., a Delaware corporation (the "PURCHASER"), Independent Advantage Financial & Insurance Securities, Inc., a California corporation, sole shareholder (the "SELLER"), and Instream Securities, Inc., formerly know as Spider Securities, Inc., a California corporation (the "COMPANY").

     A. The Seller is the Company's sole shareholder.

     B. The Purchaser desires to acquire from the Seller all of the Stock Interests in the Company such that the Company will be wholly owned by the Purchaser upon the completion of this transaction.

     C. The parties hereto wish to make certain representations, warranties, Covenants and agreements in connection with the purchase of all of the outstanding Stock Interests in the Company and also to prescribe various conditions to such transaction.

     NOW THEREFORE, for good and valuable consideration, and in consideration of the representations, warranties, convenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                    ARTICLE 1
                   PURCHASE AND SALE OF STOCK; PURCHASE PRICE

     1.1 Purchase and Sale of Stock. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below) the Seller will sell and deliver to the Purchaser, and the Purchaser will purchase from the Seller, all the Stock of the Company which Stock will constitute all of the outstanding Stock of the Company as of the Closing Date.

     1.2 Purchase Price. At the Closing the purchaser will pay the Seller an aggregate amount of $50,000.00 in cash (the "Purchase Price") for the Stock of the Company. Further, at the Closing the Purchaser will purchase from the Company certain cash assets including a clearing deposit, and bank deposit (the "Deposit Accounts"). At the date of this Agreement, this deposit total approximately $7,500.

     1.3 Closing. Subject to the satisfaction or waiver of all of the conditions provided for herein, and unless this Agreement has been terminated and the transactions contemplated herein have been abandoned pursuant to Article 7 hereof, the consummation of the transactions contemplated by this Agreement (the "Closing"), will take place at a time and on a date the (the "Closing Date") to be specified by the parties.


                               Page 2 of 26 Pages
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     4. Deliveries at the Closing.

          a) Deliveries by the Seller. At the Closing, the Seller will deliver or cause to be delivered to the Purchaser the following:

               (i) A certificate representing the Stock free and clear of all Encumbrances (as defined below):

               (ii) The minute books and capital contribution records of the Company;

               (iii) Certificates of good standing of the Company from its state of incorporation (California);

               (iv) A certificate (the "Closing Certificate") executed by the Company's financial operations principal setting forth the Company's Net Capital and Net Worth as of the close of business on the day before the Closing Date and specifying in reasonable detail the calculations from which such amounts have been derived.

          b) Deliveries by the Purchaser. At the Closing the Purchaser will deliver to the Seller the cash consideration of $50,000.00, and the further cash consideration equal to the amounts in the Deposit Account on the Closing Date.

                                    ARTICLE 2
            REPRESENTATIONS AND WARRANTIES OF THE SELLER AND COMPANY

     The Seller and Company, jointly and severally, hereby represent and warrant to the Purchaser that, as of the date of this Agreement and as of the Closing Date, the following statements will be true and correct.

     2.1 Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California with the requisite power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets. The Company is qualified to do business in most of the other states. The Seller shall provide Purchaser with complete and correct copies of the Company's Articles of Incorporation. The Company does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity.


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     2.2 Stock. The Shares outstanding of the Company are set forth in Exhibit A attached hereto. The Ownership of the Company outstanding, as of the Closing Date of this Agreement and set forth in Exhibit A, represent all of the outstanding shares of the Company. The shares of the Company are duly authorized, validly issued, fully paid and non-assessable. The Seller represents and warrants that the shares listed on Exhibit A as being owned by the Seller are free and clear of any pledge, lien, security interest, restriction, option, claim or charge of any kind whatsoever ("Encumbrances"), and there are no agreements relating to the Seller's ownership of such shares. There are no other shares of the Company outstanding. There is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which the Company or the Seller is a party, or by which any of them are bound, with respect to the issuance, sale, delivery or transfer of the shares of the Company, including any right of conversion or exchange under any security or other instrument.

     2.3 Authorization, etc. The Seller and Company have all requisite power and authority to enter into, execute, deliver, and perform their respective obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Seller and Company and is the valid and binding legal obligation of the Seller and Company enforceable against them in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

     2.4 Non-Contravention. Neither the execution, delivery and performance of this Agreement, and each other agreement to be entered into in connection with this Agreement, nor the consummation of the transactions contemplated herein will:

          a) Violate, contravene or in conflict with any provision of the Articles of Incorporation of the Company;

          b) Be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Company or the Seller is a party or by which the Company or the Seller or any of the Company's or the Seller's properties or assets is or may be bound;

          c) Result in the creation or imposition of any Encumbrances upon any property or assets of the Company or the Seller under any debt, obligation, contract, agreement or commitment to which the Company or the Seller is a party or by which the Company or the Seller or any of the Company's or the Seller's assets or properties are bound; or


                               Page 4 of 26 Pages
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          d)  Materially  violate any  statute,  treaty,  law,  judgment,  writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (referred to herein individually as a "Law" and
     collectively   as  "Laws")  of  any  foreign,   federal,   state  or  local
     governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or
     other   authority   having   jurisdiction   thereof   (referred  to  herein
     individually as an "Authority" and collectively as "Authorities").

     2.5 Consents and Approvals. With respect to the Company and Seller, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with ("Consent") any individual or entity, including without limitation any Authority, is required in connection with the execution, deliver any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement the Seller or the consummation by the Company or the Seller of the transactions contemplated herein.

     2.6 Financial Statements. The Seller shall provide Purchaser with a copy of the audited financial statements of the Company as of December 31, 2000, together with a copy of the unaudited financial statement of the Company (the "Most Recent Financial Statement") as of September 30, 2001 and the Company's audited financial statement as of December 31, 1998 and December 31, 1999. Except as disclosed therein, the aforesaid financial statements: (i) are in accordance with the books and records of the Company and have been prepared in conformity with GAAP consistently applied for all periods (except as stated therein or in the notes thereto); and (ii) are true, complete and accurate in all material respects and fairly present the financial position of the Company as of the respective dates thereof, and the income or loss, changes in memberships' interests and changes in cash flows (or financial position) for the periods then ended. The Net Capital and Net Worth of the Company as set forth on the most recent Financial Statement are in accordance with the books and records of the Company, are true, complete and accurate in all materials respects and fairly present the Net Capital and Net Worth of the Company as of the Closing Date.

     2.7 Absence of Undisclosed Liabilities. Except as disclosed the Company does not have any liabilities, obligations of claims of any kind whatsoever, whether secured or unsecured, accrued or unaccrued, fixed or contingent, matured or unmatured, direct or indirect, contingent or otherwise and whether due or to become due other than liabilities that are fully reflected or reserved for in the financial statement.


                               Page 5 of 26 Pages
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     2.8 Absence of Certain Changes. Since the date of the Most Recent Financial
Statement, the Company has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, subject to the aforesaid exceptions:

          a) The Company has not experienced any change that has had a Material Adverse Effect on the Company or experienced any event or failed to take any action that reasonably could be expected to result in a Material Adverse Effect on the Company;

          b) The Company has not suffered (i) any loss, damage, destruction or other property or casualty (whether or not covered by insurance) or (ii) any loss of officers, employees, dealers, distributors, independent contractors, customers or suppliers, which had or may reasonably be expected to result in a Material Adverse Effect on the Company; and

          c) No event has taken place, which if consummated following the Effective Date hereof would constitute a violation of Section 4.1 hereof.

     2.9 Assets. The Company has good and indefeasible title to all of its assets and properties, whether or not reflected in the Most Recent Financial Statement or acquired after the date thereof, that relate to or are necessary for the Company to conduct its business and operations are currently conducted (collectively, the "Assets"), free and clear of any mortgage, pledge, lien, security interest, conditional or installment sales agreement, encumbrance, claim, easement, right of way, tenancy, covenant, other than (i) liens securing specific Liabilities shown on the Most Recent Financial Statement with respect to which no breach, violation or default exists; (ii) mechanics', carriers', workers' or other like liens arising in the ordinary course of business; (iii) minor imperfections of title that do not individually or in the aggregate, impair the continued use and operation of the Assets to which they relate in the operation of the Company as currently conducted; and (iv) liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings ("Permitted Liens").

     2.10 Litigation. Except as disclosed, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or order (a "Legal Proceeding") pending, noticed, scheduled, or, to the knowledge of the Seller and Company, threatened by or against or involving the Company, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or authority, or which questions or challenges the validity of this Agreement or in connection with the transactions contemplated herein.


                               Page 6 of 26 Pages
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     2.11 Tax Matters.

          a) For purposes of this Agreement, the term "Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real or personal property, windfall profits, customs, duties or other taxes, fees, assessments, charges or levies of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes. In addition, the term "Tax Returns" means all returns, declarations, reports, statements and other documents required to be filed with any Authority in respect of California, and the term "Tax Return" means any one of the foregoing Tax Returns. The Seller and Company hereby represents and warrants the following with respect to the Company:

          b) There are no facts or circumstances which could, directly or indirectly, subject the Purchaser or any of its affiliates to any Liability of any nature with respect to Taxes of the Company or subject the Assets to any Lien resulting from the failure to pay, withhold or otherwise satisfy outstanding Taxes of the Company. Company will pay all Taxes imposed upon the Company on or before the Closing Date. Any Tax Returns covering a period during which the Company was owned by the Seller will be submitted to the Seller for review prior to filing.

     2.12 Insurance. The only policy of insurance held by the Company is a Fidelity Bond, a copy of which will be provided to Purchaser.

     2.13 Employee Benefit Plans. The Company does not have any employees. The Company does not have, nor has it ever had any employee pension, welfare, incentive, perquisite, paid time off, severance or other employee benefit plan, policy, practice or agreement sponsored, maintained or contributed to by the
Company or any affiliate, whether or not administered by the Company (collectively, "Benefit Plans"), to which the Company or any affiliate is a party or with respect to which the Company or any affiliate could have any Liability.

     2.14 Bank Accounts. The Company presently maintains one (1) bank account. The balance in such account will be transferred to Seller at the Closing, by appropriate signatures on bank documents.


                               Page 7 of 26 Pages
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     2.15 Contracts and Commitments; No Default.

          a) Neither the Company nor the Seller is a party to, nor are any of the Assets bound by, any written or oral:

               (i) Employment, non-competition, consulting or severance agreement, collective bargaining agreement, or pension, profit-sharing, incentive compensation, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay or retirement plan or agreement;

               (ii) Indenture, mortgage, note, installment obligation, agreement or other instrument relating to the borrowing of money by the Company;

               (iii) Contract, agreement, lease (real or personal property) or arrangement that (A) is not terminable on less than 30 days' notice without penalty, (B) is not over one year in length of obligation of the Company, or (C) involves an obligation of more than $500 over its term;

               (iv) Obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity;

               (v) Outstanding sales or purchase contracts, commitments or proposals that will result in any material loss upon completion or performance thereof after allowance for direct distribution expenses, or bound by any outstanding contracts, bids, sales or service proposals quoting prices that are not reasonably expected to result in a normal profit.

     2.17 Customers. There has not been in the twelve-month period prior to the Closing Date any dispute with or complaints made by any customer or user of the Company's products or services that could reasonably be anticipated to have a Material Adverse Effect, not any set of circumstances that is reasonably anticipated to have a Material Adverse Effect, on any relationship between the Company and any such customer or user of the Company's products or services. All of the Company's relationships with its customers are good, and neither the Seller nor the Company is aware of any circumstances that could materially affect the ability of any customer of the Company to continue doing business with the Purchaser in the manner in which such business has been conducted in the past. The Company is not aware of any facts or circumstances that would cause the Company as a result of the transactions contemplated


                               Page 8 of 26 Pages
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by this  Agreement.  The Seller and Company  have made  available to Purchaser a current list of all of the Company's customers.

     2.18 Registration Matters.

          a) The Company is duly registered as a broker-dealer with the United States Securities and Exchange Commission ("SEC"), the securities and insurance commission or similar authority of most of the 50 states that require such registrations are in full force and effect. A list of the states where such registrations are not in full force and effect will be provided Purchaser on the Closing Date. The Company is, and at the effective time of the Closing will be, a member in good standing with all required Self-Regulatory Organizations and in compliance with all applicable rules and regulations of the Self-Regulatory Organizations. For the purposes of this Agreement, the term "Self-Regulation Organization" means the National Association of Securities Dealers ("NASD") or other commission, board, agency, or body that is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchange, commodities exchanges, insurance companies or agents, investment companies or investment advisors, or to the jurisdiction of which the Seller or the Company is otherwise subject.

          b) The Company will make available to the Purchaser, true, correct and complete copies of each Uniform Application for Broker-Dealer Registration amendments thereto filed by the Company (each, "Company Form BD") reflecting all amendments thereto filed with the NASD or the SEC, as the case may be, on or prior to the date hereof. Each Company Form BD is in compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and relations thereunder (the "Exchange Act") and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Seller and Company will make available true and complete copies of all audit reports since December 31, 1998 by the SEC or the NASD regarding the Company. Each member, director, officer, agent and employee of the Company who is required to be registered as a representative, principal or agent with the securities commission of any state or with any Self Regulating Organization is duly registered as such and such registration is in full force and effect. Each registered representative and principal of the Company has at least the minimum series license for the activities, which such registered representative or principal, performs for the Company.

          c) The net capital, as such term is defined in Rule 15c3-1 under the Exchange Act, of the Company satisfies the minimum net capital requirements of the Exchange Act and of the laws of any jurisdiction in which the Company conducts business, and has been sufficient to permit the Company to operate


                               Page 9 of 26 Pages
     without restriction on its ability to expand its business under NASD Conduct Rule 3130.

          d) To the best knowledge of the Seller and Company, the Company is not
     (a) subject to a "statutory disqualification" as such term is defined in the Exchange Act, (b) ineligible to serve as a broker-dealer (c) subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of the Company as a broker dealer, under Section 15 of the Exchange Act and there is no reasonable basis for, or proceeding or investigation, whether formal or informal, or whether preliminary or otherwise, that is reasonably likely to result in, any such censure, limitations, suspension or revocation.

     2.19 Compliance with Laws. Each of the Company, and, to the best knowledge of the Seller and Company, each of the Company's Directors and officers:

          a) Is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to the conduct of its businesses or to the employees conducting such businesses, and the rules of all Self-Regulatory Organization applicable thereto;

          b) Has all permits, licenses, authorizations, orders and approvals of, and has made all fillings, applications and registrations with, all Authorities and Self-Regulatory Organizations that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and are current and, to the best knowledge of the Seller and Company, no suspension or cancellation of any of them is threatened or is reasonably likely and all such filings, applications and registrations are current;

          c) Has received, since January 1, 2000, no written notification or communication (or, to the best knowledge of the Seller and Company, any other communication) from any Authority of Self-Regulatory Organization (A) asserting non-compliance with any of the statues, regulations, rules or ordinances that such Authority or Self Regulatory Organization enforces,
     (B) threatening any material penalty or to revoke any license, franchise, seat on any exchange, permit, or governmental authorization, (C) requiring any of them (including any of the Company's directors or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring or disqualifying their activities (except for restrictions imposed by rule, regulation or policy), or (D) restricting or disqualifying their activities (except for restrictions imposed by rule, regulation or administrative policy on brokers or dealers generally);

          d) In not aware of any pending or threatened investigation, review or disciplinary proceedings by any Authority or Self-Regulatory Organization against the Company, or any officer, director or employee thereof;


                              Page 10 of 26 Pages

          e) Is not subject to any cease-and-desist or other order issued by, or a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, a recipient of any supervisory letter from or has adopted any member resolutions at the request of, any Authority or Self-Regulatory Organization, or been advised since January 1, 2000, by any Authority of Self-Regulatory Organization that it is considering issuing or requesting any such agreement or other action or has knowledge of any pending or threatened regulatory investigation; and

          f) Since January 1, 2000, has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable law, regulation or rule, with (A) any applicable Authority and (B) any Self-Regulatory Organization (collectively, the "Company Reports"). As of their respective dates, the Company Reports compiled with the applicable statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed.

     2.20  Brokers.  Neither the  Company,  the Seller nor any of the  Company's
Directors or officers has employed any broker, finder, investment banker or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to the Company for any such fee or commission to be claimed by any person or entity. Fees due to individual third parties, if any for any of the above will be the sole responsibility of the Seller and the Seller will indemnify the purchaser against any and all claims.

     2.21 Books and Records. To the best of Seller's knowledge, the books of account, minute books, and other records of the Company, all of which have been made available to the Purchaser, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices. The minute books of the Company contain accurate and complete records of all formal meetings held, and action taken by, the Seller, the Directors of the Company and all committees thereof. At the Closing, all of those books and records will be delivered to Purchaser.

     2.22 Business, Generally; Accuracy of Information. There has been no event, transaction or information that has come to the attention of the Seller that, as it relates directly to the Company, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. No representation or warranty made by the Seller or in this Agreement, or in any document, agreement or certificate furnished or to be furnished to the Purchaser at the Closing by or on behalf of the Company or the Seller in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit or


                              Page 11 of 26 Pages
will omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein. The representations and warranties contained in this Article 2 or elsewhere in this Agreement or any document delivered pursuant hereto will not be affected or deemed waived by reason of the fact that the Purchaser or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

     2.23 Audit for Year-End 2001: The Seller will incur and pay for the required year-end audit by a CPA of the Purchaser's choice. Any expenses related to the firm being eligible for the change of ownership process will be at the Seller's expense by a firm approved by the Purchaser.

                                    ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants to the Seller as follows:

     3.1 Corporate Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     3.2 Authorization. The Purchaser has all the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The Board of Directors of the Purchaser has taken all action required by law, its articles of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement is the valid and binding legal obligation of the Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization of similar laws that affect creditors' rights generally.

     3.3 Non-Contravention. Neither the execution, delivery nor performance of this Agreement nor the consummation of the transactions contemplated herein will: (a) violate any provision of the articles of incorporation or bylaws of the Purchaser; or (b) violate any Law of any Authority.

     3.4 Consents and Approvals. No Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by the Purchaser of this Agreement, or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a Material Adverse Effect on the business of the Purchaser.


                              Page 12 of 26 Pages

     3.5 Business Generally; Accuracy of Information. There has been no event, transaction or information that has come to the attention of the Purchaser that, as it relates directly to the Purchaser would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Purchaser. No representation or warranty made by the Purchaser in this Agreement or in any document, agreement, or certificate furnished or to be furnished to the Seller at the Closing by or on behalf of the Purchaser in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which them are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein.

                                    ARTICLE 4
                            COVENANTS OF THE PARTIES

     4.1 Conduct of  Business  of the  Company.Except  as  contemplated  by this
Agreement, during the period from the date of this Agreement to the Closing Date, the Seller will cause the Company to conduct its business and operations according to its ordinary and usual course of business consistent with past practices, to preserve substantially intact its business organizations and to preserve its current relationships with customers, suppliers and other persons with which it has significant business relations. Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement prior to the Closing Date, without the prior written consent of the Purchaser, which consent will not be unreasonably withheld, the Seller agrees that the Company will not:

          a) Amend its Articles of Incorporation;

          b) Increase in any manner the compensation of any of its Directors or officers.

          c) Hire any personnel;

          d) Incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any Liabilities which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

          e) Cancel any debts accruing to the Company or waive any claims or rights, in each case, of substantial value;

          f) Make or enter into any commitment for capital expenditures;


                              Page 13 of 26 Pages

          g) Pay, lend or advance any amount to, or sell, transfer any lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors;

          h) Terminate, enter into or amend in any material respect any contract, agreement, lease, license or commitment, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any such items, except in the ordinary course of business and consistent with past practice;

          i) Acquire any of the business or assets of any other person or entity;

          j) Permit any of its current insurance policies to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than coverage remaining under those cancelled, terminated or lapsed are in full force and effect;

          k) Suffer any adverse change in its relationship with a material customer, including the loss of any such customer or a contract with such customer;

          l) Enter into other material agreements, commitments or contracts not in the ordinary course of business or in excess of current requirements;

          m) Settle or compromise any suite, claim or dispute or threatened suite, claim or dispute;

          n) Make any change in its accounting methods, principles or practices except as required by GAAP; or

          o) Agree in writing or otherwise to take any of the foregoing actions or any action, which would make any representation or warranty in this Agreement untrue or incorrect in any material respect.

     4.2 No Company Solicitation of Alternate Transaction. The Seller will not, and will ensure that the Company, the Company's Directors, officers and agents will not, directly or indirectly, solicit, or initiate offers from, or participate in any way in negotiations with, provide any nonpublic information to, enter into any agreement with, or in any manner encourage, discuss, accept or consider any proposal of, any third party relating to the acquisition of the Company, its assets or business, in whole or in part.


                              Page 14 of 26 Pages

     4.3 Full Access to the Purchaser. Throughout the period prior to Closing, the Seller will cause the Company to afford to the Purchaser and its directors, officers, employees and other authorized representatives and agents, reasonable access to the facilities, books and records of the Company in order that the Purchaser may have full opportunity to make such investigations as it will desire to make of the affairs of the Company; provided that such investigations do not interfere with the Company's current future ability to conduct its business. The Company will furnish such additional financial and operating data and other information as the Purchaser will, from time to time, reasonably request; provided, however, that any such investigation will not affect or otherwise diminish or obviate in any respect any of the representations and warranties of the Seller herein.

     4.4 Confidentiality. Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible or permit the disclosure of, any of the information to any person or entity, other than their respective directors, officers, employees, and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's counsel, by other requirements of Law.

     4.5 Filings; Consents; Removal to Objections. Subject to the terms and conditions herein provided, the parties hereto will use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions herein at the earliest practicable time, and they respectively agree to exert commercially reasonable efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transaction contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.


                              Page 15 of 26 Pages

     4.6 Further Assurances; Cooperation; Notification.

          a) Each party hereto will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of the Purchaser and without further consideration, the Seller and Company will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as the Purchaser may reasonably deem necessary or desirable in order to more effectively consummate the transaction contemplated hereby. The Purchaser, on or before the Closing shall enter into an agreement for services with RND Resources, Inc. to, among other things, use the service of Dave Banerjee as a principal of the Company.

          b) The Seller and Company will cause the Company to cooperate with the Purchaser to promptly develop plans for the management of the business after the Closing, including without limitation plans relating to productivity, marketing, operations and improvements.

          c) At all times from the date of this Agreement until the Closing, each party will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in this Article 4.

     4.7 Public Announcements. None of the parties hereto will make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other parties. Any of the parties hereto may at any time make any announcements that are required by applicable Law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other parties of such requirement and discusses with the other parties in good faith the exact proposed wording of any such announcement.

     4.8 Tax Matters.

          a) No new elections by or on behalf of the Company with respect to Taxes, or any changes in current elections with respect to Taxes, will be made after the date of this Agreement without the prior written consent of the Purchaser.


                              Page 16 of 26 Pages

          b) The Seller will on the Closing Date provide the Purchaser with any clearance certificates or similar documents that may be required by any state taxing Authority in order to relieve the Purchaser of any obligation to withhold any portion of the purchase price or to assume any Liability with respect to sales taxes attributable to operations of the Company prior to the Closing Date.

          c) The Seller will pay any sales, use, transfer or documentary taxes and recording and filing fees applicable to the transactions contemplated by this Agreement.

          d) The Purchaser and the Company will file and control any Tax Returns required to be filed by the Company for periods beginning on or after the Closing Date. The Seller agrees that it will provide, and will cause its accountants and other representatives to provide, to the Purchaser on a timely basis the information, including but not limited to all work papers and records relating to the Company, that it or the accountants or other representatives have within their control and that may be reasonably necessary ore related to: (i) the preparation of any and all tax Returns, information returns and reports required to be filed by the Purchaser or the Company with governmental agencies; and (ii) audits or other tax determinations or proceeding by or before such agencies, such information to be provided in the form in which it has in the past been maintained by the Company, its accountants or other representatives.

     4.10 Satisfaction of Conditions Precedent. Each party will use commercially reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent that are applicable to them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

                                    ARTICLE 5
                   CONDITIONS TO THE PURCHASER'S OBLIGATIONS.

     Notwithstanding any other provision of this Agreement to the contrary, the obligation of the Purchaser to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by the Purchaser, of each of the following conditions:


                              Page 17 of 26 Pages

     5.1 Representations and Warranties True. The representations and warranties of the Seller and Company contained in this Agreement, will be true, complete and accurate as of the date when made and at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

     5.2 Performance. The Seller and Company will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Seller or Company on or prior to the Closing.

     5.3 Required Approvals and Consents.

          a) All action required by law and otherwise to be taken by the Seller to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

          b) All Consents of or from all Authorities and Self-Regulatory Organizations required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and the Purchaser will have received copies thereof.

     5.4 Agreements and Documents. The Purchaser will have received the following agreements and documents, each of which will be in full force and effect:

               (i) Resignations, effective as of the Closing Date, of all Directors or officers of the Company as may be requested by the Purchaser in writing prior to the Closing.

     5.5 Adverse Changes. No material adverse change will have occurred in the business financial condition, prospects, assets or operations of the Company since the date of this Agreement.

     5.6 No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have instituted or threatened which delays or questions the validity or legality of the transaction contemplated hereby or which, if successfully asserted, would, in a reasonable judgment of the Purchaser, individually or in the aggregate, otherwise have a Material Adverse Effect on the Company's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

     5.7 Legislation. No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.


                              Page 18 of 26 Pages

     5.8 Due Diligence. The Purchaser will have completed its due diligence investigation of the Company to its complete satisfaction, including but no limited to (i) a satisfactory verification by the Purchaser of the financial statements of the Company, (ii) a satisfactory review of the Company's existing customers, contracts and obligations.

     5.9 Appropriate Documentation.The Purchaser will have received, in a form and substance reasonably satisfactory to the Purchaser, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 5 as the Purchaser may reasonably request.

     5.10 No Third-Party Interest. Immediately prior to the Closing, all the outstanding Stock in the Company will be owned beneficially and of record by the Seller, and no third party will have any options, warrants or other rights to acquire any membership or other interest in the Company.

                                    ARTICLE 6
                    CONDITIONS TO OBLIGATIONS OF THE SELLER.

     Notwithstanding anything in this Agreement to the contrary, the obligation of the Company and the Seller to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions:

     6.1 Representations and Warranties True. The representations and warranties of the Purchaser contained in this Agreement will be true, complete and accurate as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

     6.2 Performance. The Purchaser will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing.

     6.3 Corporate Approvals. All action required to be taken by the Board of Directors of the Purchaser to authorize the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby will have been duly and validly taken.

     6.4 Adverse Changes. No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of the Purchaser since the date of this Agreement.


                              Page 19 of 26 Pages

     6.5 No Proceeding or Litigation. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would individually or in the aggregate, otherwise have a Material Adverse Effect on the Purchaser's business, financial condition, prospects, assets or operations.

                                    ARTICLE 7
                          TERMINATION AND ABANDONMENT.

     7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by written consent of the Seller and the Purchaser.

     7.2 Termination by the Purchaser. This Agreement may also be terminated at any time prior to the Closing Date by the Purchaser without penalty if: (i) the Seller or Company have failed to comply in any respect with any of the convenants, conditions or agreements contained in this Agreement required to be performed or complied with by the Seller prior to the Closing Date; or (ii) any representation or warranty of the Seller contained in this Agreement is or becomes untrue or incorrect (except for changes permitted by this Agreement and those representations which address matters only as of a particular date that remain true and correct as of such date); or (iii) the transactions contemplated by this Agreement have not been approved by the NASD despite a good faith effort on the part of the Purchaser to obtain such approval.

     7.3 Termination by the Seller. This Agreement may be terminated prior to the Closing Date by the Seller if: (i) the Purchaser has failed to comply in any respect with any of the convenants, conditions or agreements contained in this Agreement required to be performed on or complied with the Purchaser prior to the Closing Date; (ii) any representation or warranty of the Purchaser contained in this Agreement is or becomes untrue or incorrect (except for changes permitted by this Agreement and those representations which address matters as of a particular date that remain true and correct as of such date); (iii) the transactions contemplated hereby are not approved by the NASD on or before November 9, 2001 unless the Purchaser elects to extend the Closing Date to a date not later than the 60th day after the date of this Agreement.

     7.4 Procedures and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the Seller or the Purchaser pursuant to this Article 7, this Agreement will terminate (except to the extent provided in Section 8,1 hereof) and the transactions contemplated hereby will be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:


                              Page 20 of 26 Pages

          a) Each of the parties will, upon request, return all documents, workpapers and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

          b)  No  party   will   have  any   liability   for  a  breach  of  any
     representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof, and except for such representations, warranties and covenants that will survive termination of this Agreement pursuant to Section 8.1; and

          c) All filings, applications and other submissions made pursuant to the terms of this agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

                                    ARTICLE 8
                                    SURVIVAL

     8.1 Survivals of Representations, Warranties and Covenants; Investigation. The representations, warranties and covenants of each of the parties hereto will survive the Closing for a period of one (1) year thereafter except that: (i) the representations and warranties of the Seller contained in Sections 2.3 and 2.10 will survive forever; and (ii) the representations and warranties of the Seller contained in Sections 2.4 and 2.12 will survive until the expiration of all applicable statutory limitation periods, plus sixty (60) days. The covenants and agreements contained herein will survive the Closing forever, unless the convenant or agreement specifies a term, in which case such convenant or agreement will survive for such specified term and will thereon expire.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

     9.1 Expenses. The Purchaser and the Seller (including the Company) will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees ad expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby. Except for those expenses to be paid by the Seller, as specifically described in Sections 2.23 and 4.8 (c) of this Agreement.

     9.2 Amendments and Modification. Subject to applicable Law, this Agreement may be amended or modified by the parties hereto at any time with respect to any of the


                              Page 21 of 26 Pages
terms contained herein; provided, however, that all such amendments and modifications must be in writing duly executed by all of the parties hereto.

     9.3 Waiver of Compliance; Consents. Any failure to a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

     9.4 No Third Party Beneficiaries. Nothing in this Agreement will entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

     9.5 Notices. All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment.

     If to the Seller or Company:

                            Spider Securities, Inc.
                            Independent Advantage Financial & Insurance Services 330 Washington Blvd

                            Marina Del Rey, CA 90292
                            Attn: Dudley Muth Esq/ Jeanne Beytin
                            Phone: (310) 821-1600
                            Fax: (310) 821-1114

     If to the Purchaser:

                            RateXchange Corporation
                            100 Pine Street, Suite 500
                            San Francisco, CA 94111
                            Attn: Jon Merriman/ Christopher Aguilar
                            Phone:  (415) 274-5650
                            Fax: (415) 274-5651

Or to such other person or address as either the Company or the Seller will furnish to the other parties hereto in writing in accordance with this subsection.


                              Page 22 of 26 Pages

     9.6 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interest or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties.

     9.7 Governing Law. This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of California (without regard to the laws of conflict that might otherwise apply) as to all maters, including without limitation matters of validity, construction, effect, performance and remedies.

     9.8 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     9.9 Headings. The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and will not constitute a part hereof.

     9.10 Entire Agreement. This Agreement, and the exhibits and other writings referred to in this Agreement or any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this "Agreement" or the "Agreement." There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement. Provisions of this Agreement will be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; provided, however, that if such provision becomes invalid or unenforceable under applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

     9.11 Remedies and Injunctive Relief. It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants in Article 4 hereof. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in injunctive relief against the threatened breach of Article 4 hereof or the continuation of any such breach without the necessity of proving actual damages and may seek to specifically enforce the terms thereof.


                              Page 23 of 26 Pages

     Notwithstanding anything contained in this Agreement to the contrary, the Company and the Seller, on the one hand, and the Purchaser, on the other hand, will only have the right to make a claim against the other for damages if the non-claiming party has willfully and materially breached any of its representations, convenants or agreements set forth in this Agreement. For purposes of this provision, a party will be deemed to have willfully breached any of its representations, covenants or agreements set forth in this Agreement if such party has intentionally and knowingly taken, or intentionally and knowingly failed to take, any action that causes a breach of any of its covenants or agreements set forth in this Agreement. No party hereto will be entitled to rescind this Agreement after the Closing.

     9.12 Definition of Material Adverse Effect. "Material Adverse Effect" with respect to the Company means an individual or cumulative adverse change in or effect on the business, customers, customer relations, operations, properties, working capital condition (financial or otherwise), assets, properties or liabilities of the Company taken as a whole that is reasonably expected to be materially adverse to the business, properties, working capital condition (financial or otherwise), assets, or liabilities of the Company taken as a whole or would prevent the Company or the Seller from consummating the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

INDEPENDENT ADVANTAGE                      RATEXCHANGE CORPORATION
FINANCIAL & INSURANCE
SERVICES, INC.

By:___________________________             By:____________________________

Its:__________________________             Its:___________________________

INSTREAM SECURITIES, INC.
f.n.a. SPIDER SECURITIES, INC.

By:___________________________

Its:__________________________


                              Page 24 of 26 Pages

                                    EXHIBIT A

         Authorized Shares of Spider Securities, Inc.                  100,000

         Issued and Outstanding Shares of Spider Securities, Inc.       45,919


                              Page 25 of 25 Pages